EXHIBIT 10.10

DELOS ACQUISITION CORP.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of the 23rd day of January, 2008 by and between DELOS ACQUISITION CORP., a Delaware corporation (the “Company”), and DELOS SERVICES LLC (“Purchaser”).

WHEREAS, the Company desires to issue, and Purchaser desires to acquire, capital stock of the Company as herein described, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IT IS AGREED between the parties as follows:

1. Purchase and Sale of Units. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of two million, eight hundred and seventy-five thousand (2,875,000) of the Company’s units, each unit consisting of one share of the Company’s common stock, par value $.0001 per share (the “Common Stock”), and one warrant exercisable to purchase one share of Common Stock at an exercise price of $7.00 (the “Units”), for an aggregate purchase price of twenty five thousand dollars ($25,000.00). The closing hereunder, including payment for and delivery of the Units, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2. Limitations on Transfer. Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Units except in compliance with applicable securities laws.

3. Restrictive Legends. All certificates representing the Units shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES ARE ALSO SUBJECT TO FORFEITURE AND ADDITIONAL RESTRICTIONS.”

(b) Any legend required by appropriate blue sky officials.

4. Investment Representations. In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock. Purchaser is purchasing the Stock for investment

SUBSCRIPTION AGREEMENT

for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b) Purchaser understands that the Units have not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the Units must be held indefinitely unless the Units are subsequently registered under the Act or an exemption from such registration is available. Purchaser understands that the certificate evidencing the Units will be imprinted with a legend which prohibits the transfer of the Units unless the Units are registered or such registration is not required in the opinion of counsel for the Company.

(d) Purchaser is familiar with the provisions of Rule 144 under the Act (as in effect from time to time, “Rule 144”), which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Unless the Company registers the Units under the Act, the Units may be resold by Purchaser only in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company and (ii) the resale occurring following the required holding period under Rule 144 after Purchaser has purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

(e) Purchaser further understands that, at the time Purchaser wishes to sell the Units, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser would be precluded from selling the Units under Rule 144 even if the minimum holding period requirement had been satisfied. Notwithstanding Section 4(d) and this Section 4(e) hereof, Purchaser understands that, under current interpretations, Purchaser may be considered a promoter of the Company and understands that it is the position of the Securities and Exchange Commission (“SEC”) that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Act when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

(f) Purchaser represents that Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

5. Adjustment of Units.

(a) If the underwriter does not exercise the over-allotment option proposed to be granted to it by the Company with respect to the initial public offering of the Company’s Units, the Purchaser and any permitted transferees agree to forfeit to the Company a number of Units necessary to ensure that the aggregate amount of Units held by the Purchaser and any permitted transferees does not exceed 20% of the issued and outstanding Units of the Company upon consummation of the initial public offering. The Purchaser and any permitted transferees agree to take any and all action reasonably requested by the Company necessary to effect any

SUBSCRIPTION AGREEMENT

adjustment pursuant to this Section 5(a). The Company will not make any cash payment to the Purchaser or any permitted transferees in respect of any such adjustments.

(b) If the number of Units offered to the public in connection with the initial public offering is increased or decreased, the Purchaser and any permitted transferees agree with the Company and the Company hereby agrees with the Purchaser and any permitted transferees that the amount of Units (including Units subject to forfeiture) will be adjusted in the same proportion as the increase or decrease of the Units offered to the public in order to ensure that the aggregate amount of Units held by Purchaser and any permitted transferees does not fall below or exceed 20% of the issued and outstanding Units of the Company upon consummation of the initial public offering (including any Units issued pursuant to the underwriter’s over-allotment option). The Purchaser and any permitted transferees agree to take any and all action reasonably requested by the Company necessary to effect any adjustment pursuant to this paragraph 4(b); provided that the Company will not make or receive any cash payment to or from the Purchaser or any permitted transferees in respect of any such adjustment.

6. Miscellaneous.

(a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by ten (10) days advance written notice to the other party hereto.

(b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser’s successors and assigns.

(c) Attorneys’ Fees; Specific Performance. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance by Purchaser of, or protecting the Company’s rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(d) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(e) Further Execution. The parties agree to take all such further action(s) as may be reasonably necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with, or otherwise qualify the issuance of the securities that are the subject of, this Agreement.

SUBSCRIPTION AGREEMENT

(f) Independent Counsel. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Sidley Austin LLP, counsel to the Company, and that Sidley Austin LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser’s own counsel with respect to this Agreement.

(g) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

[Remainder of This Page Intentionally Left Blank]

SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

DELOS ACQUISITION CORP.

By:	/s/ Mel Bergstein
Name:	Mel Bergstein
Title:	Chairman and Chief Executive Officer

DELOS SERVICES LLC

By:	/s/ Michael Mikolajczyk
Name:	Michael Mikolajczyk
Title:	A Manager

5

SUBSCRIPTION AGREEMENT